EXHIBIT 99.1

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                  [Letterhead of Astoria Financial Corporation]








                                        CONTACT:  PETER J. CUNNINGHAM
                                                  FIRST VICE PRESIDENT
                                                  INVESTOR RELATIONS
                                                  (516) 327-7877


FOR IMMEDIATE RELEASE

               ASTORIA FINANCIAL CORPORATION SELLS $125.0 MILLION
                          OF TRUST PREFERRED SECURITIES

LAKE SUCCESS, NEW YORK - OCTOBER 25, 1999 -- Astoria Financial Corporation (Nasdaq:ASFC), announced today that it has sold trust preferred securities in the aggregate amount of $125.0 million through Astoria Capital Trust I, its trust affiliate formed for the purpose of the offering. The securities issued in the offering were sold in a private transaction pursuant to an applicable exemption from registration under the Securities Act of 1933, as amended (the "Act") and have not been registered under the Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The securities have an offering price of $1,000 per security and will receive distributions at a fixed rate of interest of 9.75% per annum. The closing for the offering is expected to take place on Thursday, October 28, 1999.

         Astoria Capital Trust I intends to use the proceeds from the sale of the 9.75% trust preferred securities to purchase Junior Subordinated Debentures of Astoria Financial. Astoria Financial intends to invest approximately $31 million of the net proceeds in Astoria Federal Savings and Loan Association, its savings and loan association subsidiary, to increase its capital levels. We also intend to use the remaining net proceeds for general corporate purposes, including the repurchase of our common stock.

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.



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         Astoria Financial Corporation, the holding company for Astoria Federal
Savings and Loan Association with assets of $22.9 billion, is the largest thrift institution in New York and sixth largest in the United States. Astoria Federal, through its 87 banking offices, provides retail banking, mortgage and consumer loan services to 700,000 customers. Astoria Federal commands the second largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau and Suffolk counties with a population exceeding that of 39 individual states. Astoria Federal originates mortgage loans through its banking and loan production offices in the metropolitan New York area and through an extensive broker network in thirteen states: New York, New Jersey, Connecticut, Pennsylvania, Massachusetts, Delaware, Maryland, Ohio, Virginia, North Carolina, South Carolina, Georgia and Florida.

Note: Astoria Financial Corporation's news releases are available on its web site: HTTP://WWW.ASFC.COM or by fax, at no charge, through PR Newswire's "Company News on Call" at (800) 758-5804, extension 104529.


THIS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS AND MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," AND "POTENTIAL." EXAMPLES OF FORWARD LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ESTIMATES WITH RESPECT TO OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, LOAN DEMAND, REAL ESTATE VALUES, AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY, AND TECHNOLOGICAL FACTORS AFFECTING OUR OPERATIONS, PRICING, PRODUCTS, AND SERVICES.




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